                                                                    EXHIBIT 99.1




List of Pending Cases

                  There are no pending smoking and health proceedings in which Registrant has been named as a defendant other than those previously reported in
Exhibit 99.1 of Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

List of Terminated Cases

                  No smoking and health proceedings to which Registrant is a party have been terminated that have not been previously reported as such.



                                       42